CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Polaris Acquisition Corp.

We hereby consent to the use in the Prospectus constituting part of Amendment No. 3 to the Registration Statement on Form S-1 of our report dated January 7, 2008, on the financial statements of Polaris Acquisition Corp. as of December 31, 2007 and for the period from June 18, 2007 (inception) to December 31, 2007, which appears in such Prospectus. We also consent to the reference to our Firm under the caption “Experts” in such Prospectus.

/s/ Goldstein Golub Kessler LLP

GOLDSTEIN GOLUB KESSLER LLP
New York, New York

January 7, 2008